Exhibit 10.5

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT BETWEEN OVASCIENCE, INC. AND

This Amendment No. 1 (the “Amendment”) to the employment agreement by and between OvaScience, Inc., with a principal place of business at 215 First Street, Suite 240, Cambridge, Massachusetts 02142 (“OvaScience”), and            (the “Employee”), with a residence at             , dated as of                (the “Agreement”) is effective as of October 21, 2013 (“Amendment Effective Date”).  Terms not otherwise defined herein shall have the respective meanings attributed to them in the Agreement.

WHEREAS, OvaScience and Employee are parties to the Agreement, pursuant to which OvaScience offered, and Employee accepted, employment with OvaScience;

WHEREAS, the Agreement details the terms of Employee’s employment with OvaScience;

WHEREAS, OvaScience and Employee now wish to amend the Agreement as set forth below;

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, OvaScience and Employee hereby agree as follows:

1.                                      In Exhibit A (“Definitions”), attached to the Agreement and incorporated therein, the definition of “Good Reason” shall be amended and restated as follows:

“Good Reason” shall be deemed to exist upon:

(A)                               the relocation of the Company’s offices such that the employee’s daily commute is increased by at least 30 miles each way without the written consent of the employee;

(B)                               material reduction of the employee’s annual base salary without the prior consent of the employee (other than in connection with, and substantially proportionate to, reductions by the Company of the annual base salary of more than 50% of its employees); or

(C)                               material diminution in employee’s duties, authority or responsibilities without the prior consent of the employee, other than changes in duties, authority or responsibilities resulting from the employee’s misconduct;

provided, however, that no such event or condition shall constitute Good Reason unless (x) the employee gives the Company a written notice of termination for Good Reason not more than 90 days after the initial existence of the condition, (y) the grounds for termination if susceptible to correction are not corrected by the Company within 30 days of its receipt of such notice and (z) the employee’s termination of employment occurs within six months following the Company’s receipt of such notice.

2.                                      Except as expressly modified hereby, the terms of the Agreement remain unchanged and in full force and effect and shall govern and apply to all matters contemplated by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly respective authorized representatives on the Amendment Effective Date.

OVASCIENCE, INC.		EMPLOYEE

By:		By:
Name:	Michelle A. Dipp	Name:
Title:	Chief Executive Officer

Date:		Date: